UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2022

TRECORA RESOURCES

(Exact name of registrant as specified in its charter)

Delaware	1-33926	75-1256622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 Hwy 6 South, Suite 190

Sugar Land, Texas, 77478

(Address of principal executive offices, including Zip Code)

(281) 980-5522

Registrant’s telephone number, including area code:

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.10 per share	TREC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2022, in connection with the consummation of the acquisition of Trecora Resources by Balmoral Funds, Brad Crocker became President and CEO of Trecora Resources. Mr. Crocker continues to serve as President and CEO of Epsilyte LLC, a position he has filled since November, 2022. Epsilyte is a $500 million producer of advanced insulative materials used in various markets such as building and construction; cold-chain; infrastructure; and personal safety. Prior to Epsilyte, Mr. Crocker was President and CEO of Americas Styrenics LLC from January, 2012 to April, 2020 where he led a $2B chemical and plastic producer marketing products to a wide variety of industries including packaging, automotive, construction, and medical. Throughout his career Mr. Crocker has proven to be highly capable of leading all aspects of corporate activity necessary to thrive in both turnaround and market growth environments. Mr. Crocker has significant M&A experience including divestitures, acquisitions, and integrations, which was most recently utilized in Epsilyte’s acquisitions of Polysource (May, 2021) and Styrochem (October, 2021). Mr. Crocker earned his BS in Chemistry from the University of Georgia in Athens, Georgia.

On June 27, 2022, Patrick Quarles’ employment as Chief Executive Officer with Trecora Resources ended as a result of the new management structure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2022

TRECORA RESOURCES

By:	/s/ Brad Crocker
Name: Brad Crocker
Title: President and CEO

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